UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 10, 2008

Veridigm, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30536	22-3530573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17383 Sunset Boulevard, Suite B-280 Pacific Palisades, CA	90272
(Address)	(Zip Code)

Registrant's telephone number, including area code: (310) 566-4765

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (5-06)   Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 5.02 – Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Company has appointed Gary P Freeman to the positions of President and Chief Financial Officer of Veridigm. Gary P. Freeman received his BA in finance from San Francisco State University in 1964. He has over 30 years of management and business experience in almost all phases’ of operations management, specializing in unique start-up opportunities and turnaround situations.  Mr. Freeman, now, President of a business consulting firm that invests in and assists high quality start-up companies. Gary possesses many risk management techniques and is highly skilled in quality of revenue and risk analysis. Mr. Freeman served for two years as Executive VP of Operations for Light Master Systems, a start-up developing new technologies for HDTV.  Mr. Freeman served for three years as COO of Transvirtual Technologies, a developer of an open-source Linux-based OS and specialized applications. Gary was responsible for the early rounds of funding and worked with tier-one VC’s for the successive rounds. While at Transvirtual, Gary set company policy, negotiated contracts, and managed the day-to-day operations. Proven effective in startup and turnaround situations, Mr. Freeman’s particular strengths include increased profitability and profit improvement, cost reductions, inventory control and transparency.

Mr. Rowland Mosser, Corporate Secretary and Director of Veridigm. Ms. Mills will continue to represent Veridigm in a communications and legislative affairs capacity. In 2007, Mr. Mosser was appointed as Corporate Secretary and Director of Veridigm Inc.  He has thirty years of diverse and successful senior management experience in a variety of public and private settings. He is a skilled negotiator and was a former Director of the San Diego Board of Realtors. Additionally, Mr. Mosser possesses an extensive background in program planning and implementation, particularly where product or service sales, marketing, operations and corporate financing are major components.

Pursuant to an Emergency Meeting of the majority shareholders of the Company, Alise Mills has been terminated from all executive and non-executive positions as of February 10, 2008. The Company has relieved Alise Mills from all corporate responsibilities.

The Company hereby confirms and ratifies the irrevocable departures of Jeffery Eng and Kim Lem.  The Company relieves them both of all corporate authority, duty and responsibilities as of February10, 2008.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1

Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 14, 2008

Veridigm, Inc.

_______________________________

Gary P. Freeman

President

_______________________________

Rowland J. Mosser

Corporate Secretary